EXHIBIT 10.11

                 SUPPLEMENTAL DEFERRED COMPENSATION PLAN OF
                    INTERNATIONAL MULTIFOODS CORPORATION

                      Adopted Effective April 1, 1997


                  SUPPLEMENTAL DEFERRED COMPENSATION PLAN OF
                     INTERNATIONAL MULTIFOODS CORPORATION


                                 SECTION 1.
                                DECLARATION

1.1 The Supplemental Deferred Compensation Plan of International Multifoods Corporation was established as of April 1, 1997, as a means of providing deferred compensation benefits to a select group of executives of International Multifoods Corporation and its consolidated subsidiaries whose pre-tax contributions are otherwise limited under the VISA Plan.

1.2 This April 1, 1997 statement shall apply to Participants actively employed on or after that date.

1.3 This Plan has been established and will be maintained as a non-qualified form of executive deferred compensation, in accordance with
Section 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

                                 SECTION 2.
                                DEFINITIONS

2.1 The terms defined in this Section 2 shall, for all purposes of this Plan, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

2.1.1 "Account" means the account established for a Participant under this Plan to reflect his or her credits under this Plan. The Account shall include a subaccount to reflect deferred compensation credits under Section 5.1, and a subaccount to reflect matching credits under Section 5.2. Interest credits under Section 5.3 of this Plan shall be reflected in each such subaccount.

2.1.2     "Affected Participant" means:

     (a) any Participant who is an Employee on the Date of a Change in Control of the Company except any Participant who has delivered to the Company, prior to the Date of Change in Control of the Company, a signed letter stating that such Participant has elected not to receive the lump sum payment contemplated and provided for in Section 6.3 hereof in the event of a Change in Control of the Company; provided, however, that any such Participant shall have the right to withdraw such election by delivering a signed letter to that effect to the Company at any time prior to the Date of a Change in Control of the Company; and

(b) any Participant who: (i) on the Date of a Change in Control of the Company is a retired Employee, or a former Employee who at the time of termination of employment was vested in his or her Account, or the beneficiary of any such retired Employee or former vested Employee ("Retired Employee"), and (ii) has delivered to the Company, prior to the Date of a Change in Control of the Company, a signed letter electing to receive, upon the occurrence of a Change in Control of the Company, in the form of a lump sum, the benefits payable to such Participant as of the Date of a Change in Control of the Company; provided, however, that any such Participant shall have the right to withdraw such election by delivering a signed letter to that effect to the Company, at any time prior to the Date of a Change in Control of the Company.

2.1.3 "Change in Control of the Company" means any one of the following:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control of the Company: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.1.3; or

(b) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

(d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.1.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.1.5 "Committee" means the Compensation Committee of the Board of Directors of International Multifoods Corporation, or its successor group.

2.1.6 "Company" or "Multifoods" means International Multifoods Corporation, a Delaware corporation, and its successors and assigns.

2.1.7     "Effective Date" means January 1, 1997.

2.1.8 "Employee" means any person including any officer, employed on a regular, full-time, salaried basis by the Employer.

2.1.9      "Employer" means the Company or any of its subsidiaries.

2.1.10 "Excess Covered Pay" means the Participant's "Covered Pay" (as defined in the VISA Plan) in excess of the limit imposed under Code section 401(a)(17), plus the amounts deferred at the election of the Participant under any nonqualified deferred compensation plan or arrangement approved by the Committee, and amounts waived by the Participant under any waiver arrangement approved by the Committee, to the extent that such amount are not included in Covered Pay under the VISA Plan.

2.1.11 "Participant" means an Employee who has been designated by the Board of Directors of Multifoods, or the Committee, to participate in this Plan in accordance with the provision of Section 4 of this Plan.

2.1.12 "Plan" means this Supplemental Deferred Compensation Plan of International Multifoods Corporation, as originally adopted or, if amended or supplemented or restated, as so amended or supplemented or restated.

2.1.13 "Vesting Service" shall have the respective meaning specified in the VISA Plan, subject to modification under Section 3 of this Plan.

2.1.14 "VISA Plan" means the Employees' Voluntary Investment and Savings Plan of International Multifoods Corporation, as originally adopted or, if amended or supplemented or restated, as so amended or supplemented or restated.



                               SECTION 3.
                            VESTING SERVICE

3.1     Vesting Service shall be used to determine vesting under Section
4.2 of this Plan.

3.2 At the discretion of the Committee, an Employee's period of service, or any part thereof, with a company, of which the assets or stock have been acquired by the Employer, may be included as Vesting Service.

3.4 Vesting Service shall include a leave of absence, but for purposes of this Plan, such period shall not exceed one (1) year, unless otherwise determined by the Committee.

                              SECTION 4.
                        ELIGIBILITY AND VESTING

4.1     ELIGIBILITY

4.1.1 Any executive of the Employer shall be eligible for consideration as a Participant in this Plan.

4.1.2 It shall be the prerogative of the Board of Directors of Multifoods, or the Committee, to designate an Employee as a Participant under this Plan. The Board of Directors of Multifoods, or the Committee, in designating Participants shall give full consideration to recommendations submitted by the Chairman of the Board of Directors of Multifoods.

4.1.3 An Employee designated as a Participant under this Plan will commence participation as of the January 1 next following such designation (or, if later, as of the date the Employee first becomes eligible to participate in the VISA Plan). Notwithstanding the above, an Employee designated as a Participant prior to April 1, 1997, will commence participation as of April 1, 1997.

4.1.4 An Employee designated as a Participant under this Plan will continue as a Participant under this Plan until death, termination of employment, or until removed from participation by the Board of Directors of Multifoods, or by the Committee.

4.2     VESTING

4.2.1 A Participant shall be fully vested at all times in that subaccount within his or her Account that reflects deferred compensation credits under Section 5.1 and interest credits thereon under Section 5.3.

4.2.2 A Participant shall be fully vested in that subaccount within his or her Account that reflects matching credits under Section 5.2 and interest credits thereon under Section 5.3 at the earliest to occur of the following events:

(a) the date that the Participant completes five (5) years of Vesting Service;

(b) the date that the Participant terminates employment provided such termination is a result of death or Disability (as defined in the VISA Plan).

(c) the date that the Participant attains age sixty-five (65) provided the Participant is employed with the Employer on that date; or

(d)     the Date of a Change in Control.

Prior to the occurrence of one of the above events, the vested interest of a Participant in such subaccount shall be determined under the following table based upon his or her Vesting Service:

             Years of Vesting Service         Vested Interest

                 Less than 1 Year                     0%
              1 but less than 2 Years                20%
              2 but less than 3 Years                40%
              3 but less than 4 Years                60%
              4 but less than 5 Years                80%
                 5 Years or more                    100%


                               SECTION 5.
                      ACCOUNT CREDITS AND CHARGES

5.1     DEFERRED COMPENSATION CREDITS

5.1.1     A Participant may elect either or both of the following:

(a) A Participant may elect that, if his or her "Member Contributions" under the VISA Plan for a calendar year are limited under Code section 402(g), such additional amounts as would have been contributed as Member Contributions under the VISA Plan if the limit imposed under Code section 402(g) did not apply (based upon the actual deferral elections made by the Participant under the VISA Plan) shall instead be deferred under this Plan.

(b) A Participant may elect to defer a percentage of his or her Excess Covered Pay under this Plan. The amount of the deferral may equal any whole percentage, but not less than 2% or more than 10% of his or her Excess Covered Pay.

     The Account of each Participant shall be credited as of the last day of each calendar quarter during the year with the amount deferred by the Participant for such calendar quarter.

     A Participant who wishes to defer amounts hereunder for a calendar year must execute a salary reduction agreement and file the same with Multifoods prior to the first day of the calendar year (or, in the case of an employee who commences participation during the calendar year, prior to date on which he or she commences participation). Such salary reduction agreement shall be irrevocable for the calendar year. An election made by a Participant for a calendar year shall continue in effect for the next and subsequent calendar years until revoked or modified by the Participant prior to the first day of a calendar year.

5.2     MATCHING CREDITS

     The Account of each Participant shall be credited as of the last day of each calendar quarter during the year with a matching credit equal to the additional amount (if any) that would have been contributed as an "Employer Contribution" under the VISA Plan if the deferred compensation credits under this Plan for such calendar quarter had been made as "Member Contributions" under the VISA Plan. The total of the matching credits under this Plan for any calendar year shall not exceed three and one-half percent (3.5%) of the sum of the Participant's Covered Pay under the VISA Plan and Excess Covered Pay under this Plan for the calendar year, minus fifty percent (50%) of the dollar limit in effect under Code section 402(g) for such calendar year, and matching credits under this Plan shall be limited accordingly.

5.3     INTEREST CREDITS

     The Account of each Participant (and each subaccount thereunder) shall be credited as of the last day of each calendar quarter during the year with interest at a rate equal to one quarter of the annual rate reported for such date (or the next preceding business day) in the Federal Reserve Statistical Release as the yield on U.S. Treasury bills with a constant maturity of 10 years. Such interest shall be credited based on the balance of the Account (or subaccount) as of the first day of the calendar quarter, reduced by any withdrawals or distributions made from the Account (or subaccount) during the calendar quarter (but not increased for deferred compensation or matching credits made for the calendar quarter).

5.4     DISTRIBUTION/WITHDRAWAL CHARGE

     The Account of each Participant shall be charged with any distribution or withdrawal as of the date of the distribution or withdrawal.

                              SECTION 6.
                               BENEFITS

6.1     BENEFIT PAYABLE TO PARTICIPANT

6.1.1 The vested balance of a Participant's Account shall be paid (or start to be paid) to the Participant as soon as administratively practicable following the termination of employment of the Participant.

6.1.2 The vested balance of a Participant's Account shall be paid in either of the following forms as elected by the Participant:

(a)     A single lump-sum payment.

(b) A series of substantially equal annual installments over a period not exceeding the lesser of 10 years or the life expectancy of the Participant.

The election of an alternative payment form must be made contemporaneously with the first salary reduction agreement entered into by the Participant for this Plan.

6.1.3 Notwithstanding any provisions to the contrary contained in this Plan, if the vested balance of the Participant's Account is $10,000 or less as of his or her termination of employment, such vested balance shall be paid in the form of a single lump-sum payment as soon as administratively practicable following termination of employment.

6.2     BENEFIT PAYABLE UPON DEATH

     If a Participant dies before full payment of the vested balance of his or her Account under this Plan, the remaining balance shall be paid to his or her beneficiary as soon as administratively practicable after the Participant's death. Such balance shall be paid in a single lump-sum payment.

     A Participant's "beneficiary" for this purpose means any person (including a trust) designated in writing by the Participant to receive the death benefit payable under this Plan. If no such designation is made by the Participant, or if such designation fails, in whole or in part, by reason of the prior death of such person or for any other cause, then the Participant's "beneficiary" shall mean the surviving spouse of the Participant, if one shall then survive; or , if not, then the surviving issue of the Participant per stirpes and not per capita; or, if no issue survive the Participant, then the executor, administrator or personal representative of the estate of the deceased Participant.

6.3     HARDSHIP WITHDRAWALS

     If a Participant demonstrates to the satisfaction of the Committee that he or she is facing a financial hardship (as defined below), he or she may withdraw in a single lump-sum all or any portion of the subaccount within his or her Account that reflects deferred compensation credits under Section 5.1 and interest credits thereon under Sec. 5.3.
A hardship withdrawal also shall be available to a Participant with respect to the subaccount within his or her Account that reflects matching credits under Section 5.2 and interest credits thereon under
Section 5.3 provided that the Participant is fully (100%) vested in such subaccount under Section 4.2.1.

     A "financial hardship" for this purpose means a need that is determined by the Committee to be an immediate and heavy financial need that arises from an unforseen emergency affecting the Participant and that cannot be satisfied through other resources that are reasonably available to the Participant.

6.4     CHANGE IN CONTROL OF THE COMPANY

     Notwithstanding any provisions to the contrary contained in this Plan, upon the occurrence of a Change in Control of the Company, the fact and the date ("Date") of which is to be determined finally and conclusively by the Chief Executive Officer of the Company or by the Vice-President - Finance and Chief Financial Officer of the Company, to be evidenced by a letter signed by such officer, addressed and delivered to the Committee, the Company shall pay, or cause to be paid, to each Affected Participant under this Plan in lieu of any benefits (excluding benefits paid to any Affected Participant prior to the Date of a Change in Control of the Company) payable pursuant to Sections 6.1 through 6.3 hereof, automatically and simultaneously, without any further action, determination or notice of any kind, and whether or not such Affected Participant is vested under the provisions of Section 4.2.1 hereof, a lump sum in an amount equal to the balance (or the remaining balance) of his or her Account under this Plan.

     If a Change in Control of the Company occurs and both the Chief Executive Officer of the Company and the Vice President-Finance and Chief Financial Officer of the Company fail, for any reason whatsoever, to sign, address and deliver to the Committee the letter described above in this Section 6.4, such failure shall not affect in any manner the obligation of the Company or the full right, title and interest of each Affected Participant under this Plan to receive from the Company the full amount of the lump sum payment determined and calculated in accordance with the forgoing provisions of this Section 6.4, subject to adjustment pursuant to the provisions of Section 6.5 hereof; and the entitlement of each Affected Participant to receive such sum from the Company shall be valid and enforceable by each Affected Participant in any state or federal court having jurisdiction thereof.

6.5     PARACHUTE PAYMENTS

     In the event it shall be determined that any payment by the Company to or for the benefit of the Participant hereunder determined without regard to any additional payments required under this Section 6.5 (a "Payment") would be subject to the excise tax imposed by Code section 4999 or any interest or penalties are incurred by the Affected Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Affected Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Affected Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Affected Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

     For purposes of these calculations, all applicable amounts shall be determined by the Company's independent auditors.

                               SECTION 7.
                          LIABILITY OF COMPANY

7.1 The benefits of this Plan shall be paid by Multifoods or any of its consolidated subsidiaries or by a trust established by the Company for this purpose. The amounts of all benefits with respect to which any and all Participants under the Plan are vested pursuant to the terms and provisions of the Plan, shall be provided for in such manner and form as shall be approved, from time to time, by the Board of Directors or the Committee, to assure that funds will be available to pay all such amounts when due, to vested Participants under the Plan.

7.2 A Participant who is vested in a benefit under this Plan shall be an unsecured general creditor of the Company as to the payment of any benefit under the Plan.

                               SECTION 8.
                            ADMINISTRATION

8.1 Except for the functions reserved to the Company, the Board of Directors of the Company, the Chairman of the Board of Directors of the Company or a trustee, if any, appointed by the Company, the administration of the Plan shall be the responsibility of the Committee.

8.2 The Committee shall have the power and the duty to take all actions necessary and proper to carry out the provisions of this Plan. The determinations of the Committee shall be final and binding, unless the Board of Directors of Multifoods modifies or reverses the determination made by the Committee.

8.3     In administering the Plan, the Committee shall:

(a) designate Participants and furnish them, upon request, with copies of the Plan;

(b) instruct the Company (or trustee, if any) as to payments to be made under this Plan;

(c) make and enforce such rules and regulations as it shall deem proper from time to time for the administration of this Plan;

(d) interpret the Plan (in its discretion) to resolve ambiguities, inconsistencies and omissions, which interpretations shall be final and binding unless the Board of Directors of Multifoods modifies or reverses the interpretation made by the Committee;

(e) determine the amount of credits in accordance with Section 5 of this Plan and the amount of benefits payable in accordance with Section 6 of this Plan; and

(f) take whatever action is necessary in fulfilling the purposes and intent of this Plan.

8.4 The Committee may appoint a person or persons to act in the day-to-day administration of the Plan, which person or persons may or may not be a Participant or a member of the Committee.

8.5 Except in circumstances involving bad faith, no member of the Committee, the Board of Directors of the Company or the Chairman of the Board of Directors of the Company, or any person assisting in the Plan administration, shall be liable, in respect to this Plan, for any act whether of commission or omission taken by any other member of the Committee, officer, agent or employee of the Company or any of its consolidated subsidiaries, or for anything done or omitted to be done by any member of the Committee, officer, agent or employee of the Company. Any person claiming under this Plan shall look solely to the Company for redress.

                               SECTION 9.
                        AMENDMENT AND TERMINATION

9.l     The Board of Directors of the Company shall have the power to suspend or terminate this Plan in whole or in part at any time, and from time to time to extend, modify, amend or revise this Plan in such respects as the Board of Directors of Multifoods by resolution may deem advisable; provided that no such extension, modification, amendment or revision shall deprive a Participant or any beneficiary designated by a Participant, of the vested portion of any Account under this Plan determined as of the date of such action. Notwithstanding the foregoing, any amendment of Section 5.3 regarding the rate used for interest credits may apply to all interest credits after the date the amendment is adopted, including credits with respect to existing Account balances. The fact that a director is, has been, or will be a Participant in this Plan shall not disqualify such Participant from voting as a director for or against an extension, discontinuance, modification, amendment or revision of this Plan or any part thereof.

9.2 The Company intends to continue this Plan indefinitely, but nevertheless assumes no contractual obligation, other than as specifically provided herein, beyond the guarantee of the vested portions of any benefits payable under this Plan.
9.3 If this Plan is terminated by the Board of Directors of Multifoods under and pursuant to the provisions of this Section 9, the vested balance of the Participant's Account determined as of the date of termination. shall be paid in the form of a single lump-sum payment as soon as administratively practicable following the termination of the Plan. Payment of a lump-sum shall be in full satisfaction of all benefits otherwise payable under this Plan.

                               SECTION 10.
                              MISCELLANEOUS

10.l     This Plan is not a contract between the Employer and any
Participant or beneficiary, and nothing herein shall affect the right of the Employer to discharge an Employee.

10.2 Except to the extent required by law, no benefit hereunder shall be subject to anticipation, alienation, garnishment, sale, pledge, transfer, encumbrance, judgment or damage. Any attempt at such may cause the Committee to cancel the benefit, or pay it otherwise for the use of the Participant or beneficiary.

10.3 If the Committee determines that a person entitled to benefits hereunder is incompetent, it may cause benefits to be paid to another person for the use of the Participant or beneficiary, in total discharge of the Plan's obligations.

10.4 The provisions of the Plan shall be construed and governed under the laws of the State of Minnesota, unless and except as preempted by federal law; provided, however, that the provisions of any trust agreement relating to a trust established for the purpose of accumulating assets to assist the Company in fulfilling the obligations of the Company under this Plan shall be construed and under the laws of the jurisdiction stated in such trust agreement.

10.5 In determining entitlement to benefits and in calculating the amount of any credits to Participants and benefits payable to Participants under this Plan which are based or predicated upon the VISA Plan, the terms and conditions (including, without limitations, any provisions governing vesting and any provisions governing payment options available to Participants) of the VISA Plan shall govern and control, except as specifically provided otherwise in this Plan.